Exhibit 16.1

Eisner LLP
750 Third Avenue
New York, NY 10017

November 19, 2004

Dear Mr. Kaiser:

      The letter shall confirm that the engagement of your firm is terminated. This termination and the engagement of Marcum & Kliegman, LLP as our new independent auditors were approved by our full Board of Directors.

      Your firm is hereby authorized to respond fully to the inquiries of Marcum & Kliegman, LLP.

      Our counsel will be preparing the Form 8-K which will be due November 25, 2004. You will be provided with a copy of the disclosures that we will be making in response to Item 304(a) of Regulation S-B. Please furnish us with a letter addressed to the Securities and Exchange Commission as to whether you agree with the statements made by us herein.

                                       Very truly yours,


                                       UNITED DIAGNOSTIC, INC.

                                       By: /s/ J. Marvin Feigenbaum
                                       -----------------------------------------
                                       Name:     J. Marvin Feigenbaum
                                       Title:    Chairman and President